Exhibit 99.2

News Release	Koppers Holdings Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800
Tel 412 227 2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412 227 2153
McCurrieBH@koppers.com

Koppers Calls Its 9 7/8 percent Senior Discount Notes due 2014 For Redemption

PITTSBURGH, December 1, 2009 –Koppers Holdings Inc., a Pennsylvania corporation (NYSE:KOP), announced that The Bank of New York Mellon, trustee under the Indenture for the company’s 9 7/8% Senior Discount Notes due 2014, is providing notice to holders today that Koppers Holdings will redeem the remaining outstanding $13,550,000 principal amount of Senior Discount Notes on December 30, 2009. The Senior Discount Notes will be redeemed at a price equal to 104.938% of the principal amount in accordance with the Indenture, plus any accrued and unpaid interest to the Redemption Date. Koppers Holdings intends to use the proceeds from Koppers Inc.’s previously announced private offering of $300 million aggregate principal amount of 7.875% Senior Notes due 2019 to finance the redemption of the Senior Discount Notes.

This press release does not constitute a notice of redemption of the Senior Discount Notes. The redemption is being made solely pursuant to a notice of redemption dated December 1, 2009, which will be delivered to the holders of the Senior Discount Notes by The Bank of New York Mellon.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any securities which may be offered in the aforementioned private offering will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia, and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

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Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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